UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

January 26, 2004

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 12 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated January 26, 2004, the Registrant used a non-GAAP financial measure in the form of EBITDA.

EBITDA, as adjusted represents income (loss) before income taxes, adjusted for gain/loss on sale of fixed assets, plus net interest expenses and, depreciation and amortization. EBITDA as adjusted is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA, as adjusted is included because we believe that investors find it a useful tool for measuring our ability to service our debt. EBITDA, as adjusted is not necessarily comparable to similarly titled measures reported by other companies.

EBITDA is reconciled to cash flows provided by operating activities the most comparable measure under generally accepted accounting principles as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Net cash provided by (used in):

Operating activities	$35,833	$(7,802)	$80,216	$48,295
Interest expense, net	3,196	3,531	13,120	14,127
Provision for income taxes	1,885	6,579	2,271	23,138
Changes in other operating assets and liabilities	(26,440)	24,203	(46,886)	15,458
Other Net	773	786	(12)	(417)

EDITDA	$15,247	$27,297	$48,709	$100,601

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 26, 2004	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ VICENTE B. WRIGHT
Vicente B. Wright,
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Registrant dated January 26, 2004

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